UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ROYAL GOLD, INC. (Name of Registrant as Specified in its Charter)
n/a (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROYAL GOLD, INC.
1660 Wynkoop Street, Suite 1000
Denver, Colorado 80202
303/573-1660 (Phone)
303/595-9385 (Fax)
royalgold@royalgold.com (E-mail)
www.royalgold.com (Web site)

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 11, 2003

* * * *

To the Stockholders of ROYAL GOLD, INC.:

                 NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Royal Gold, Inc. will be held at 9:30 a.m., on Tuesday, November 11, 2003, in the Wells Fargo Center, John D. Hershner Room, 1700 Lincoln Street, Denver, Colorado, USA, to:

1.	Elect two Class I Directors to serve until the 2006 Annual Meeting of Stockholders or until each such director's successor is elected and qualified;

2.	Ratify the appointment of PricewaterhouseCoopers as independent auditors of the Company for the fiscal year ending June 30, 2004; and

3.	Transact any other business that may properly come before the meeting and any postponements or adjournments thereof.

                 All stockholders are cordially invited to attend the meeting. If you are unable to attend the meeting in person, please mark, sign and date the enclosed proxy and return it promptly in the enclosed envelope. You can also vote over the telephone or the Internet as described on the enclosed proxy card or voting instruction form. Your vote is important so that your shares will be represented and voted at the meeting even if you cannot attend.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Karen P. Gross Karen P. Gross Vice President & Corporate Secretary

October 10, 2003

ROYAL GOLD, INC.
1660 Wynkoop Street
Suite 1000
Denver, Colorado 80202
303/573-1660
303/595-9385 (Fax)
royalgold@royalgold.com (E-mail)
www.royalgold.com (Web site)

PROXY STATEMENT

2003 ANNUAL MEETING OF STOCKHOLDERS

General Information

                 This Proxy Statement is furnished to holders of Royal Gold, Inc. (the "Company") common stock, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company, to be voted at the Annual Meeting of Stockholders of Royal Gold to be held on Tuesday, November 11, 2003, at 9:30 a.m. This Proxy Statement and the proxy card were first mailed to stockholders on or about October 15, 2003.

Stockholders Entitled to Vote

                 The Stockholders of Record of the Common Stock ($0.01 par value) of the Company ("Common Stock") at the close of business on October 3, 2003 (the "Record Date"), are entitled to vote at Royal Gold's 2003 Annual Meeting of Stockholders (the "Annual Meeting") and at any and all postponements and adjournments thereof.

Voting Your Shares
Each share of Royal Gold Common Stock that you own entitles you to one vote. Your proxy card shows the number of shares of Royal Gold Common Stock that you own.

                 You may vote your shares by signing and returning the enclosed proxy. If you vote by proxy, your "proxy" (each or any of the individuals named on the proxy) will vote your shares as you instruct on the proxy. If you sign and return the proxy, but do not give instructions on how to vote your shares, your shares will be voted FOR the election of directors as described herein under "Proposal 1 - Election of Directors" and FOR ratification of the selection of accountants described herein under "Proposal 2 - Ratification of Appointment of Independent Certified Public Accountants."

                 You may vote by telephone or by the Internet by following the telephone or Internet voting instructions that are included with your proxy card. If you vote by telephone or the Internet, you do not need to return your proxy card.

                 You may attend the Annual Meeting and vote in person. You will be given a ballot when you arrive. However, if your stock is held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. This will be the only way we can be sure that the broker, bank or other nominee has not already voted your shares on your behalf.

Revocation of Proxy or Voting Instruction Form

                 A Stockholder who executes a proxy may revoke it by delivering to the Secretary of the Company, at any time before the proxies are voted, a written notice of revocation bearing a later date than the proxy or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Written notice revoking a proxy should be sent to the Corporate Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202.

1
Votes Required to Approve the Proposals

                 The holders of a majority of the issued and outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. Abstentions will be counted as being present in person for purposes of determining whether there is a quorum. The affirmative vote of sixty percent (60%) of the shares that are represented at a meeting at which a quorum is present shall be the act of the Stockholders.

                 All voting rights are vested exclusively in the holders of the Common Stock. As of the record date, October 3, 2003, there were issued and outstanding 20,996,783 shares of Common Stock, (including 229,224 treasury shares which the Company cannot vote on at the meeting). Each share of Common Stock entitles the Stockholder to one vote on all matters which may come before the Meeting.

                 Votes at the Annual Meeting will be tabulated by an Inspector of Election who will be appointed by the Chairman of the meeting and who will not be a candidate for election to the Board of Directors. The Inspector of Election will treat shares of Common Stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

                 In the election of directors, each Stockholder eligible to vote may vote the number of shares of Common Stock held for each director to be elected, but cumulative voting is not permitted. Under Delaware law, holders of Common Stock are not entitled to appraisal or dissenters' rights with respect to the matters to be considered at the Meeting.

Tabulation of Votes

                 Computershare Trust, the transfer agent, will tabulate and certify the votes. If your shares are treated as a broker non-vote or abstention, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present. Abstentions will also be counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matters which the broker has not expressly voted. Thus, broker non-votes will not affect the outcome of the voting on Proposal 1 (Election of Directors) or Proposal 2 (Ratification of Appointment of Independent Certified Public Accountants).

Solicitation Costs

                 The enclosed proxy and/or voting instruction form is solicited by the Board of Directors of the Company, without additional compensation, by telephone, facsimile, or personal interview as well as by mail. The Company will request banks and brokers to solicit their customers who beneficially own Common Stock of Royal Gold listed in the name of the nominees and the Company will reimburse the banks and brokers for the reasonable out-of-pocket expense of such solicitation. The entire cost of soliciting proxies will be borne by Royal Gold.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                 The following table shows the beneficial ownership, as of September 30, 2003, of the Common Stock by each director, by the Chief Executive Officer and by each of the other executive officers whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. These executives are referred to in this Proxy Statement as the "named executive officers." Also included in the following table is any person known to the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock, and by all of the Company's directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned			Percent of Class
	Shares	Subject to Options(1)	Total(2)

Stanley Dempsey (3) Chairman and Chief Executive Officer 1660 Wynkoop Street Suite 1000 Denver, Colorado 80202	668,690	216,257	879,967	4.2%

Edwin W. Peiker, Jr. (4) Director 555 Ord Drive Boulder, CO 80303	312,126	35,000	347,126	1.6%

John W. Goth Director 14142 Denver West Parkway Suite 170 Golden, CO 80401	26,000	35,000	61,000	*

Pierre Gousseland Director 4 Lafayette Court, #1B Greenwich, CT 06830	21,500	35,000	56,500	*

James W. Stuckert Director P.O. Box 32760 Louisville, Kentucky 40232	1,772,455	35,000	1,807,455	8.6%

Merritt E. Marcus Director 235 East Market Street Louisville, KY 40202	366,243	35,000	401,243	1.9%

S. Oden Howell, Jr. Director P.O. Box 36097 Louisville, KY 40233	528,680	35,000	563,680	2.7%

Donald Worth Director 2679 Bayview Avenue Willowdale, Ontario M2L 1C1 Canada	4,000	10,000	14,000	*

Tony Jensen (5) President 1660 Wynkoop Street Suite 1000 Denver, CO 80202	-0-	50,000	45,800	*
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Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned			Percent of Class
	Shares	Subject to Options(1)	Total(2)

Karen P. Gross Vice President & Corporate Secretary 1660 Wynkoop Street Suite 1000 Denver, CO 80202	50,486	164,190	209,696	1.0%

Donald Baker Vice President, Corporate Development 1660 Wynkoop Street Suite 1000 Denver, CO 80202	11,290	34,800	46,090	*

John Skadow (6) Vice President and Chief Financial Officer 1660 Wynkoop Street Suite 1000 Denver, CO 80202	34,800	10,813	40,633	*

All Directors and (7) Officers as a Group (13 persons)	3,796,270	701,040	4,473,190	21%

__________________
* Less than 1% ownership of the Company's Common Stock.
(1) See "Compensation of Directors and Executive Officers - Aggregated Option Exercises and Fiscal Year-End Options Values."
(2) The amounts shown reflect all shares beneficially owned, including shares subject to outstanding stock options that are exercisable within sixty (60) days of the date of this Proxy Statement.
(3)

The amount shown in the table includes 174,498 shares beneficially owned by certain members of Mr. Dempsey's immediate family. Mr. Dempsey disclaims beneficial ownership of these 174, 498 shares of Common Stock.

(4)

The amount shown in the table includes 14,200 shares beneficially owned by certain members of Mr. Peiker's immediate family. Mr. Peiker disclaims beneficial ownership of these 14,200 shares of Common Stock.

(5) Mr. Jensen joined the Company on August 11, 2003.
(6) Mr. Skadow resigned as Vice President and Chief Financial Officer of the Company on August 29, 2003.
(7)

The shares Mr. Skadow holds in the Company are included in this information. Also included in this information are the options held by Stefan Wenger who joined the Company on March 31, 2003, and became Treasurer and Chief Accounting Officer on August 19, 2003.

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PROPOSAL 1.
ELECTION OF CLASS I DIRECTORS

                  The Company's Board of Directors consists of three classes of directors, with each class of directors serving for a three-year term ending in a successive year. The Company's current Class I directors are Messrs. Dempsey and Goth; the Class II directors are Messrs. Stuckert, Marcus and Gousseland; and the Class III directors are Messrs. Howell, Peiker and Worth.

                 If the enclosed Proxy is properly signed and received in time for the Annual Meeting, and if the Proxy does not indicate otherwise, the represented shares will be voted FOR Stanley Dempsey and John W. Goth as Class I Directors of the Company. If any of the nominees for election as a Class I Director should refuse or be unable to serve (an event that is not anticipated), the Proxy will be voted for a substitute nominee who is designated by the Board of Directors. Each Class I Director elected shall serve until the 2006 Annual Meeting, or until his successor is elected and qualified.

Information concerning the nominees for election as directors is set forth below under "Directors and Officers."

                 Vote Required For Approval And Recommendation. The affirmative vote of sixty percent (60%) of the shares that are represented at a meeting at which a quorum is present is required for the election of directors. Each Stockholder eligible to vote may vote the number of shares of Common Stock held for each director to be elected, but cumulative voting is not permitted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

DIRECTORS AND OFFICERS

                 The following is information regarding the directors and officers of the Company related to their names, position with the Company, periods of service and experience. The persons who are nominated for election as directors at the Annual Meeting are indicated with an asterisk.

Director	Age	Principal Occupation During Last 5 Years and Position with Company	Continuously a Director Since	Class of Director/ Term Expires
*Stanley Dempsey	64

Chairman of the Board of Directors. Chief Executive Officer of the Company since August 1988. President of the Company from May 2002 until August 11, 2003. President and chief operating officer of the Company from July 1, 1987 to April 4, 1988. From 1984 through June 1986, Mr. Dempsey was a partner in the law firm of Arnold & Porter. During the same period, he was a principal in Denver Mining Finance Company. From 1960 through 1987, Mr. Dempsey was employed by AMAX, Inc. serving in various managerial and executive capacities. Mr. Dempsey is also a member of the board of directors of various mining-related associations.

			August 1988	I/2003.
5
Director	Age	Principal Occupation During Last 5 Years and Position with Company	Continuously a Director Since	Class of Director/ Term Expires
*John W. Goth	76

Executive Director of the Denver Gold Group and past chairman of the Minerals Information Institute. A consultant to the mining industry since 1985. Mr. Goth was formerly a senior executive at AMAX, Inc. and director of Magma Copper Corporation. He is currently a director of U.S. Gold Corporation and Behre Dolbear & Co., Inc. (1) (2)

			August 1988	I/2003
Pierre Gousseland	81

Director. Financial Consultant. From 1977 until January 1986, Mr. Gousseland was chairman and chief executive officer of AMAX, Inc. Formerly a director of Guyanor Ressources S.A., French American Banking Corporation of New York, the American International Group, Inc., Union Miniere, S.A. (Belgium), Degussa AG (Germany), IBM World Trade Europe/Middle East Africa Corporation and Pancontinental Mining Europe GmbH (Germany). Mr. Gousseland has served on the Chase Manhattan International and Creditanstaldt International (Vienna, Austria) Advisory Boards, and is past president of the French-American Chamber of Commerce in the United States. (2)

			June 1992	II/2004
Merritt E. Marcus	69

President and Chief Executive Officer of Marcus Paint Company, a manufacturer of industrial liquid coatings, and Performance Powders, LLC, a manufacturer of industrial powder coatings, since 1983. Mr. Marcus has served several terms as a director of the National Paint and Coatings Association.

			Dec. 1992	II/2004
James W. Stuckert	65

Chairman and Chief Executive Officer of Hilliard, Lyons, Inc., Louisville, Kentucky. Mr. Stuckert is also a Director of Hilliard, Lyons, Inc., and Senbanc Fund. He joined Hilliard, Lyons in 1962 and served in several capacities prior to being named Chairman in December 1995. (1) (2)

			Sept. 1989	II/2004
S. Oden Howell, Jr.	63	President of Howell & Howell Contractors, Inc. since 1988, and owner of Kessinger Service Industries, LLC. From 1972 until 1988, Mr. Howell was Secretary/Treasurer of Howell & Howell, Inc.	Dec. 1993	III/2005
6
Director	Age	Principal Occupation During Last 5 Years and Position with Company	Continuously a Director Since	Class of Director/ Term Expires
Edwin W. Peiker, Jr.	72

President and chief operating officer of the Company from April 1988 until February 1992. Vice president of engineering of the Company from May 1987 to April 4, 1988. Principal in Denver Mining Finance Company from 1984 until 1986. From 1983 to 1986, Mr. Peiker was engaged in mineral consulting activities. During the period 1966-1983, Mr. Peiker served in a variety of positions with the Climax Molybdenum division of AMAX, Inc. involved in exploration activities worldwide.

			May 1987	III/2005
Donald Worth	70

Mr. Worth has been involved in the mining industry since 1949. He formerly was a mining specialist and a vice president of Canadian Imperial Bank of Commerce (Canada). Mr. Worth is a director of Sentry Select Capital Corporation, Cornerstone Capital Resources, Inc., and Tiomin Resources Inc. He is also a trustee of Labrador Iron Ore Royalty Income Fund, and is involved with several professional associations both in Canada and the United States. (1)

			April 1999	III/2005

Executive Officers	Age	Principal Occupation During Last 5 Years and Position with Company
Tony Jensen	41

President and Chief Operating Officer of the Company since August 2003. Mr. Jensen has over twenty years of progressive mining industry experience, eighteen of those years being spent with Placer Dome. Before joining Royal Gold, he was the Mine General Manager of the Cortez Joint Venture. His extensive background in operations was developed both in the United States and Chile where he occupied several senior management positions. Mr. Jensen is Chairman and Director of the Industrial Advisory Board of the South Dakota School of Mines and Technology, and serves on the board of the Nevada Mining Association.

7
Executive Officers	Age	Principal Occupation During Last 5 Years and Position with Company
Karen P. Gross	49

Vice President of the Company since June 1994 and Corporate Secretary since 1989. From 1987 until 1989, Ms. Gross was the Assistant Secretary to the Company. Ms. Gross is in charge of investor relations, public relations and ensuring the Company's compliance with various corporate governance standards.

Donald J. Baker	54

Vice President Corporate Development of the Company since November 1998. From December 1996 until November 1998, Mr. Baker was manager of corporate development. From 1994 until 1997, he was a consultant to the Company. Mr. Baker was previously employed by Climax Molybdenum Company and Homestake Mining Company.

Stefan Wenger	30

Treasurer and Chief Accounting Officer of the Company since August 2003. Mr. Wenger has provided audit and business advisory services to the mining and oil and gas industries. From June 2002 until March 2003, he was a manager with PricewaterhouseCoopers. From September 2000 until June 2002, he was senior staff accountant and manager with Arthur Anderson. Mr. Wenger is a certified public accountant.

__________________
(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
MEETINGS AND COMMITTEES OF THE BOARD

                 During the fiscal year ended June 30, 2003, the Board of Directors held five regular meetings, and on eight separate occasions action was taken by unanimous consent. Each director attended (in person or by telephone) at least 75% of the aggregate number of meetings of the Board and of the Committee(s) of the Board on which he served.

                 Independence of Directors. Each of the directors is independent of management and the Company, except for Mr. Dempsey, who is an officer of the Company. Mr. Peiker is considered "independent" since he has not been involved with the day to day management of the Company since February 1992 and does not serve on any committees of the board. The Board of Directors has determined that the members designated as "independent" have no relationship with the Company that may interfere with the exercise of their independent judgment.

8

                 The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The Board of Directors does not have a standing Nominating Committee. The Audit Committee consisted of James W. Stuckert, John W. Goth, and Donald Worth. All members of the Audit Committee are independent. The Audit Committee held six meetings during the fiscal year. The Audit Committee assists the Board in its oversight of the integrity of the Company's financial statements and compliance with legal and regulatory requirements and corporate policies and controls. The Audit Committee has the sole authority to retain and terminate the Company's independent public accountants, approve all auditing services and related fees and the terms of any agreements, and to pre-approve any non-audit services to be rendered by the Company's independent public accountants. The Audit Committee is responsible for confirming the independence and objectivity of the independent public accountants. The Board of Directors has adopted an amended Charter for the Audit Committee. The Audit Committee Charter, as amended, is attached as Appendix A.

                 The Compensation Committee consisted of John W. Goth, James W. Stuckert and Pierre Gousseland. All members of the Compensation Committee are independent. The Compensation Committee held two meetings during the fiscal year. The Compensation Committee assumes the crucial role of implementing compensation plans for top executives, as well as directors. The Compensation Committee's function is to review new or modified programs in the areas of executive salary, incentive compensation, and stock plans; and review and make recommendations to the Company's Board of Directors concerning the levels and forms of compensation paid to the officers and key employees of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                 Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership to the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports received and written representations from certain persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% stockholders were met for the fiscal year ended June 30, 2003, and all transactions are reflected in this Proxy.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
The following table reflects all compensation awarded or paid to or earned by the named executive officers of the Company, for the fiscal year ended June 30, 2003.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year Ended June 30	Annual Compensation		Other Annual Compensation ($)	Long-Term Compensation			All Other Compen- sation ($)
					Awards		Payouts
		Salary ($)	Bonus ($)		Restricted Stock wards	Options (#)	LTIP Payouts ($)
Stanley Dempsey Chairman and Chief Executive Officer	2003 2002 2001	262,500 250,000 250,000	175,000 110,000 90,000	- - -	- - -	50,000 25,000 60,000	- - -	31,418 (2) 32,087 32,087
Karen P. Gross Vice President and Corporate Secretary	2003 2002 2001	113,500 105,000 105,000	60,000 50,000 40,000	- - -	- - -	25,000 25,000 5,000	- - -	16,437 (3) 13,417 12,597
Donald Baker Vice President of Corporate Development	2003 2002 2001	105,000 95,000 95,000	50,000 40,000 30,000	- - -	- - -	25,000 25,000 5,000	- - -	16,268 (4) 13,522 9,683
John Skadow Vice President and Chief Financial Officer (1)	2003 2002 2001	105,000 90,000 85,000	50,000 50,000 40,000	- - -	- - -	25,000 25,000 10,000	- - -	13,466 (5) 11,549 10,800
__________________
(1)	Mr. Skadow resigned as Vice President and Chief Financial Officer of the Company as of August 29, 2003.
(2)

The Company's payments under the Salary Reduction/Simplified Employee Pension Plan, or "SARSEP," made to Mr. Dempsey in fiscal 2003, 2002, and 2001 were $25,500, $26,225 and $26,225, respectively, and the Company's payment of group term life insurance and long-term disability insurance premiums paid in fiscal 2003, 2002, and 2001 were $5,918, $5,952 and $5,861, respectively.

(3)

The Company's SARSEP payments made to Ms. Gross in fiscal 2003, 2002, and 2001, were $13,545, $10,850 and $10,150, respectively, and the Company's payment of group term life insurance and long-term disability insurance premiums paid in fiscal 2003, 2002, and 2001 were $2,892, $2,567 and $2,448, respectively.

(4)

The Company's SARSEP payments made to Mr. Baker in fiscal 2003, 2002, and 2001 were $12,250, $9,450 and $8,750, respectively, and the Company's payment of group term life insurance premiums paid in fiscal 2003, 2002, and 2001 were $4,018, $4,072 and $933, respectively.

(5)

The Company's SARSEP payments made to Mr. Skadow in fiscal 2003, 2002 and 2001 were $12,250, $9,450 and $8,750, respectively, and the Company's payment of group term life insurance and long-term disability insurance premiums paid in fiscal 2003, 2002 and 2001 were $1,216, $2,100, and $2,050, respectively.

10
Option Grants in Last Fiscal Year

                 During the fiscal year ended June 30, 2003, the named executive officers of the Company were awarded a total of 125,000 stock options. No stock appreciation rights were awarded to any of the officers of the Company, and no existing options held by any of the officers of the Company were repriced.

The following table sets forth certain information on option grants in fiscal 2003 to the named executive officers.
Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(3)
Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/share) (2)	Expiration Date
					5%	10%
Stanley Dempsey	50,000	38%	$20.08	May 29, 2013	$709,287	$1,600,117
Karen P. Gross	25,000	19%	$20.08	May 29, 2013	$354,643	$800,059
Donald Baker	25,000	19%	$20.08	May 29, 2013	$354,643	$800,059
John Skadow (4)	25,000	19%	$20.08	May 29, 2013	$354,643	$800,059
__________________
(1)	Incentive Stock Options granted under the Company's Equity Incentive Plan vest on the anniversary of the grant date. Non-statutory stock options vest upon grant.
(2)

The exercise price for all options listed of $20.08 was the fair market value of the Company's Common Stock on the date of grant and may be paid with cash, shares already owned by the optionee valued at fair market value on the date of exercise or any other legal consideration that the Board of Directors may deem appropriate.

(3)

The potential realizable values are stated for the entire number of options granted to each employee. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock (as well as the option holder's continued employment through the vesting period). The amounts reflected in this table may not necessarily be achieved.

(4)	Mr. Skadow resigned as Vice President and Chief Financial Officer of the Company as of August 29, 2003.
11
Aggregated Option Exercises and Fiscal Year-End Option Values

                 The table below sets forth information regarding the actual value of options exercised by the named executive officers during the fiscal year ended June 30, 2003, and the deemed value of options held by such persons at June 30, 2003.

Name	Shares Acquired on Exercise (#)	Value Realized ($) (2)	Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($)(1)
			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Stanley Dempsey	48,592	839,729	285,700 / 4,980	6,119,694 / 106,672
Karen P. Gross	5,486	70,797	159,210 / 4,980	3,410,278 / 106,672
Donald Baker	92,775	1,620,615	29,820 / 4,980	638,744 / 106,672
John Skadow (3)	10,000	124,750	66,761 / 4,980	1,430,020 / 106,672
__________________
(1)	Value calculated based on closing sale price as reported on The Nasdaq Stock Market ("NASDAQ"), on the last day of fiscal year June 30, 2003, of $21.42 per share.
(2)	Based on the difference between exercise price and closing sale price as reported on NASDAQ, on the dates of exercise.
(3)	Mr. Skadow resigned from the Company as of August 29, 2003.

Directors' Compensation

                 During fiscal 2003, each non-employee director of the Company received an annual fee of $12,000 for service as a director. The outside directors' fee has remained fixed at $12,000 per year since 1997. Since November 2001, non-employee directors have also received a fee in the amount of $500 for each scheduled board meeting. In May 2003, it was approved by the Board of Directors that the Chairman of the Audit Committee receive a yearly fee of $1,000 and that all of the members of the Audit Committee receive a fee of $500 per meeting. There are no fees paid to the members of the Compensation Committee.

                 Pursuant to the Company's Equity Incentive Plan, each non-employee director of the Company is granted annually a Non-Statutory Option ("NSO") to purchase 5,000 shares of Common Stock, at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Accordingly, on November 12, 2002, each non-employee director of the Company was granted 5,000 NSOs, at an exercise price of $19.77 per share. These options have a ten-year term and are exercisable immediately with respect to 2,500 shares and after 12 months with respect to the other 2,500 shares.

                 Mr. Edwin W. Peiker, Jr. has a consulting agreement with the Company, in which he is paid an hourly fee plus expenses. During fiscal year 2003, no consulting fees or expenses were paid to Mr. Peiker under his consulting agreement.

Employment Contracts

                 Three of the five officers of the Company are employed pursuant to an employment contract providing for salary at current salary levels. Each of the employment contracts is renewable, for a term of 12 months, every February. Pursuant to each of the employment contracts, salary and benefits are to be continued for 12 months following the employee's involuntary termination, or following the employee's voluntary termination for "good reason" after a "change in control" event. A change in control event, as defined in the employment contracts, will occur upon: (1) the acquisition, directly or indirectly, by any person or related group of persons, of beneficial ownership of securities possessing more than thirty percent (30%) of the total combined voting power of the Company's outstanding securities; (2) a change in the composition of the Board over a period of eighteen (18) consecutive months or less such that fifty percent (50%) or more of the Board members cease to be directors who either (A) have been directors continuously since the beginning of such

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period, or (B) have been unanimously elected or nominated by the Board for election as directors during such period; (3) a stockholder-approved merger or consolidation to which the Company is a party and in which (A) the Company is not the surviving entity, or (B) securities possessing more than thirty percent (30%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or (4) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

Pension Plans

                 In fiscal 1994, the Company established a variation of a Simplified Employee Pension ("SEP") Plan, known as a Salary Reduction/Simplified Employee Pension Plan ("SARSEP"). Management chose this Plan because of regulatory compliance simplicity, avoidance of significant administrative expense, availability of substantial tax-advantaged investment opportunities, and relative freedom from significant vesting or other limitations. Under this Plan, the Company may contribute to a designated IRA account, on an annual basis, up to 15% of each employee-participant's base compensation. Each such contribution would, within limits, be a deductible expense to the Company; would be free of federal income taxation as to the employee; and would be subject to continuing investment, on a tax-deferred basis, until assets are actually distributed to the employee. All employees of Royal Gold are eligible to participate in the Company's SEP Plan.

Compensation Committee Interlocks and Insider Participation

                 The Company's Compensation Committee during the 2003 fiscal year consisted of Mr. Goth, who serves as Chairman, Mr. Stuckert and Mr. Gousseland. No member of the Compensation Committee was, at any time during the 2003 fiscal year or at any other time, an officer or employee of the Company. No executive officer of the Company served on the Compensation Committee of another entity, or any other committee of the Board of Directors of another entity performing similar functions during the Company's past fiscal year.

Report of the Compensation Committee on Executive Compensation

                 The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed entirely of directors who are not officers or employees of the Company. The Compensation Committee is responsible for setting and administering the policies that govern the compensation for the executive officers of the Company. The Compensation Committee evaluates the performance of management and recommends to the full Board of Directors the compensation level for all officers and key employees. The Compensation Committee also administers the Company's Equity Incentive Plan and determines the amount of stock options granted to officers and key employees.

                 The primary objectives of the Company's executive compensation program are: to attract and retain key executives who are critical to the long-term success of the Company by offering compensation packages believed to be appropriate in light of compensation in the industry; to evaluate executive performance in light of the Company's performance; to provide an economic framework that will motivate executives to achieve goals consistent with the Company's business strategy; to reward performance that benefits all Stockholders; and to provide a compensation package that recognizes individual results and contributions to the overall success of the Company.

                 The Compensation Committee's policy objectives are to pay base salaries that are comparable with those paid by the mining industry. Due to the Company's small staff, compensation practices are flexible and entrepreneurial, with compensation geared to meeting the requirements of the Company and the individual. Bonus payments are paid when individual performance and significant achievements for the Company's future revenue growth or other circumstances warrant special recognition. Bonuses are based upon the contribution of each individual and are usually paid on an annual basis. Long-term incentives, in the form of stock options,

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are another component of executive compensation and are granted to ensure an incentive exists to maximize shareholder wealth by tying executive compensation to share price performance, and to reward those executives making a long-term commitment to the Company.

                 The Compensation Committee evaluates a variety of information when reviewing salary levels and when making recommendations to the full Board. When reviewing individual performance of officers of the Company, the Compensation Committee also takes into account the views of the Company's Chairman and Chief Executive Officer. Before or at the end of each year, the Compensation Committee evaluates each individual officer's performance in order to determine whether to recommend the payment of bonuses and/or options and, if so, the amount of each such bonus and/or options.

                 In making recommendations concerning executive compensation, the Compensation Committee reviews individual executive compensation, individual performance, corporate performance, stock price appreciation, and total return to Stockholders of the Company. The salary levels of the Company's executives and officers are usually established by the Board of Directors at its June meeting.

                 The Compensation Committee also reviews and approves stock option awards, under the Company's Equity Incentive Plan. The purpose of stock option awards is to provide key employees with an incentive to continue as employees of the Company over the long term, and to align such employees' long range interests with those of the Stockholders by providing the opportunity of having an equity interest in the Company. The Compensation Committee grants stock option awards based on salary, level of responsibility, and performance. All stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant. Incentive Stock Options vest in one year and have a 10-year term. Non-Statutory Options typically vest on the date of grant and have a 10-year term.

During the fiscal year ended June 30, 2003, options to acquire 129,980 shares were awarded to officers of the Company.

                 Chief Executive Officer. In evaluating the performance and setting the compensation of the Chairman and Chief Executive Officer, the Compensation Committee took into account the base salaries of chief executive officers of other mining companies, including those companies that are listed in the Cumulative Total Shareholder Return Chart. The Compensation Committee also assessed Mr. Dempsey's individual performance, including his leadership with respect to the development of long-term business strategies for the Company to improve its economic value. The Compensation Committee also evaluates the performance of the Company when making compensation decisions regarding the Chief Executive Officer. The Compensation Committee took into account the longevity of Mr. Dempsey's service to the Company and its belief that Mr. Dempsey is an excellent representative of the Company to the public by virtue of his stature in the community and the industry in which the Company operates.

                 The Compensation Committee believes that the Chairman and Chief Executive Officer, as well as the other officers of the Company, are strongly motivated and are dedicated to the growth of the Company and to increasing Stockholder value. Because of the leadership provided by the Chairman and other officers of the Company, the Committee felt that bonuses should be awarded for the Chairman as well as the other officers of the Company. Therefore, in fiscal 2003, a bonus of $175,000 was awarded to the Chairman, and bonuses totaling $160,000 were awarded to the other officers. A salary increase of $12,500 was given to the Chairman and the salaries of the other officers were also increased. This is the first salary increase for the Chairman and two of the other officers since 1999.

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This Report has been submitted by the following members of the Compensation Committee of the Board of Directors:
John W. Goth, Chairman James W. Stuckert Pierre Gousseland

The information contained in the Compensation Committee Report shall not be deemed "soliciting material" or "filed" with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Audit Committee Report

                 The Company's Audit Committee is comprised of three members who are "independent" within the meaning of such term under Rule 4200 (a)(15) of the NASD listing standards and the meaning of such term under the Sarbanes-Oxley Act of 2002 and regulations promulgated under the Act. Each member of the Audit Committee is able to read and understand fundamental financial statements and at least one member has past employment experience in finance or accounting or other comparable experience. The Committee actively oversees the Company's financial condition and results of operations. The main function of the Audit Committee is to ensure that effective accounting policies are implemented and that internal controls are put in place in order to deter fraud, anticipate financial risks and promote accurate, high quality and timely disclosure of financial and other material information to the public markets, the Board of Directors and the Stockholders. The Audit Committee also reviews and recommends to the Board of Directors the approval of the annual financial statements and provides a forum, independent of management, where the Company's auditors can communicate any issues of concern.

                 The independent members of the Audit Committee believe that the present composition of the Committee accomplishes all of the necessary goals and functions of an audit committee as recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees and adopted by the U.S. stock exchanges and the Securities and Exchange Commission. The Board of Directors has adopted an amended and restated Charter for the Audit Committee. The Audit Committee Charter, as amended, is attached as Appendix A. The amended Charter specifies the scope of the Audit Committee's responsibilities and how it should carry out those responsibilities.

                 The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2003, with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

                 Based on the review and discussions with the Company's auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, for filing with the U.S. Securities and Exchange Commission.

This Report has been submitted by the following members of the Audit Committee of the Board of Directors:
James W. Stuckert, Chairman John W. Goth Donald Worth

The information contained in this report shall not be deemed "soliciting material" or "filed" with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933 and the Securities Exchange Act of 1934.

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Price Performance Graph

                 The following graph compares the cumulative total return on Royal Gold's Common Stock with the cumulative total return of three other stock market indices: Standard and Poor's 500 Index, Standard and Poor's Gold Mining Index, and the Philadelphia Stock Exchange's XAU Gold Index as of June 30, 2003. The XAU Gold Index was added to the graph this year because the Company believes it is more representative of the gold mining industry whereas the Standard and Poor's Gold Mining Index only reflects one gold mining company. As a result, the Standard and Poor's Gold Mining Index will be deleted from this graph in the future.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

(i)

S & P 500 Index. Represents the return an investor would have secured (assuming reinvestment of all dividends) on the basis of an investment of $100 in the 500 equity issues that make up the Standard and Poor's 500 Index.

(ii)

S&P Gold Mining Index. Represents the return an investor would have secured (assuming reinvestment of all dividends) on the basis of an investment of $100 in the one equity issue that made up the Standard and Poor's Gold Mining Index as of June 30, 2003 (Newmont Mining Corp.).

(iii)

XAU Gold Index. Represents the return an investor would have secured (assuming reinvestment of all dividends) on the basis of an investment of $100 in the 11 equity issues that made up the XAU Gold Index as of June 30, 2003 (Newmont Mining Corp., Barrick Gold Corp., Anglogold Ltd., Gold Fields Ltd., Placer Dome Inc., Freeport McMoran Copper Gold, Harmony Gold Mining Co., Ltd., Goldcorp Inc., Meridian Gold Inc., Agnico-Eagle Mines Ltd., and Apex Silver).

(iv)

The material in this chart is not "soliciting material," is not deemed "filed" with the Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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PROPOSAL 2.
RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                 The Board of Directors recommends that the Stockholders ratify the appointment of PricewaterhouseCoopers LLP ("PwC"), independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2004.

                 The ratification of the appointment of PwC is being submitted to the Stockholders because the Board of Directors believes this to be a good corporate practice. Should the Stockholders fail to ratify this appointment, the Board of Directors will review the matter.

                 Representatives of PwC are expected to attend the Annual Meeting of Stockholders. They will have an opportunity to make a statement, if they so desire, and will have an opportunity to respond to appropriate questions from the Stockholders.

                 Audit Fees. The total fees billed for professional services rendered for the audit of the annual financial statements for the most recent fiscal year and the reviews of the financial statements were $46,050.

                 Financial Information Systems Design and Implementation Fees. There were no services rendered and no fees were paid to PwC relating to the supervision or the operation of the Company's information systems or the design or implementation of the Company's hardware or software systems for its financial information during the Company's 2003 fiscal year.

                 All Other Fees. The total fees billed for non-audit services rendered by PwC was $19,392 for tax-related and other consulting work during the Company's fiscal year 2003. The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of PwC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT AUDITORS OF THE COMPANY.
OTHER MATTERS

                 The Board of Directors knows of no other matters to be brought before the Meeting. However, if other matters should come before the Meeting, it is the intention of each person named in the Proxy to vote such Proxy in accordance with his own judgment on such matters.

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STOCKHOLDER PROPOSALS

                 Stockholder proposals intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company at its principal executive office in Denver, Colorado, by February 9, 2004, if such proposals are to be considered timely and included in the proxy materials for the 2004 Annual Meeting of Stockholders. The inclusion of any Stockholder proposal in the proxy materials for the 2004 Annual Meeting of Stockholders will be subject to applicable rules of the Securities and Exchange Commission.

Proxies for the 2004 Annual Meeting of Stockholders will confer discretionary authority to vote with respect to all matters of which the Company does not receive notice by August 20, 2004.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Karen P. Gross Karen P. Gross Vice President & Corporate Secretary

Denver, Colorado October 10, 2003

Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting, the Company will provide, without charge, a copy of its Annual Report on Form 10-K including financial statements and any required financial statement schedules, as filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2003. Requests for a copy of the Annual Report should either be mailed, faxed, or sent via e-mail to Karen P. Gross, Vice President & Corporate Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202-1132, 303-595-9385 (fax), or kgross@royalgold.com.

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APPENDIX A
ROYAL GOLD, INC. AUDIT COMMITTEE CHARTER Revised August 26, 2003
Organization

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of at least three (3) directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors (which shall be guided by any applicable rules of the Securities and Exchange Commission (the "SEC") and the listing requirements of the applicable securities market), would interfere with their exercise of independent judgment as a committee member. All members of the audit committee will meet the experience requirements of the rules and regulations of the SEC and of the applicable listing standards.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibilities to the shareholders relating to the accounting, audit and reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the board of directors, the independent auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting, audit and reporting practices of the corporation are in accordance with all requirements and are of the highest quality. While the audit committee has the responsibilities and duties set forth in this Charter, it is not the responsibility of the committee to plan and conduct the audits itself or to determine that the corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The committee's responsibility in this regard is one of oversight and review.

In carrying out these responsibilities, the audit committee will:
1.	Hold regular meetings at least quarterly and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent auditors of the corporation.
2.

Be directly responsible for the appointment, compensation, oversight (including the resolution of disagreements between management and the independent auditors regarding financial reporting), and, where appropriate, replacement of the independent auditors engaged to audit the financial statements of the corporation and its divisions and subsidiaries or to perform other audit, review or attest services to the corporation. The independent auditors shall report directly to the audit committee.

3.

Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and review and approve in advance all audit and non-audit related services to be performed by the independent auditors. The audit committee may delegate its authority to pre-approve non-audit services to one or more members of the committee to the extent permitted by applicable rules of the SEC.

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4.	Upon conclusion of the annual audit, review and discuss with the independent auditors and financial management of the corporation:
a.	The corporation's financial statements and related notes;
b.	The independent auditors' report on the financial statements;
c.	The management letter issued by the independent auditors, and any other material written communications between the independent auditors and management;
d.	Any disagreements that occurred during the audit between the independent auditors and management of the corporation;
e.	Whether the independent auditors are satisfied with the quality of disclosure and content of the financial statements to be presented to the shareholders;
f.

The conclusions of the independent auditors of the quality and acceptability of the corporation's critical accounting principles and judgments used in preparing the financial statements, including the consistent application of such accounting principles, alternative accounting principles that have been discussed with management and the independent auditors' preferred treatment;

g.	Any other matters required to be communicated to the independent auditors under Statements on Auditing Standards Nos. 61 and 90 (Communications with Audit Committees);
h.	Based upon its reviews and discussions, determine whether to recommend to the board of directors that the audited financial statements be included in the corporation's annual report on Form 10-K.
5.

Review the interim financial statements and the quarterly report on Form 10-Q with the chairman of the audit committee, financial management of the corporation and the independent auditors prior to filing the report with the SEC to determine that the independent auditors are satisfied with the disclosure and content of the financial statements and other information contained in the report.

6.	Provide for inclusion in the corporation's proxy statement a report to shareholders as required by the rules and regulations of the SEC.
7.	Review with the independent auditors and the corporation's management and its financial and accounting personnel:
a.	The process and schedule for evaluating the corporation's accounting and financial controls;
b.

Management's evaluation of the adequacy and effectiveness of the accounting and financial controls of the corporation, including any material changes to such controls, and the independent auditors' report on management's evaluation of the internal controls;

c.	Any actions being taken to correct any material weaknesses in such controls;
d.	The process to maintain and update internal control documentation and to address weaknesses in controls as they may occur.
8.

Elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

9.

Ensure the receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the corporation, consistent with Independence Standards Board Standard 1; actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take appropriate action to ensure the independence of the independent auditor.

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10.

Review the internal financial function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

11.

Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

12.	Review accounting and financial planning within the corporation, and set hiring policies for employees or former employees of the independent auditors.
13.

Review and approve any related-party business transactions, preferably in advance, in which the corporation's officers or directors have an interest and that would be required to be reported by the corporation in its periodic reports pursuant to the rules and regulations of the SEC.

14.

Establish procedures for the receipt, retention and treatment of whistle blower or other complaints regarding accounting matters, internal accounting controls or audit practices of the corporation. Such procedures shall allow for the confidential, anonymous submission of complaints from employees of the corporation regarding any questionable accounting or auditing matters.

15.	Review the adequacy of the charter of the audit committee annually, or more often, if needed, and submit any recommended changes to the board of directors for approval.
16.	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.
17.

Investigate any matter brought to its attention within the scope of its duties, with the power to retain, at the corporation's expense, outside counsel, accountants, experts and other advisors for this purpose if, in its judgment, that is appropriate.

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PROXY	PROXY

ROYAL GOLD, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edwin W. Peiker, Jr. and Donald Worth, or either of them, as attorneys, agents and proxies (the “Proxies”), each with full power of substitution to vote, as designated below, all the shares of Common Stock of Royal Gold, Inc. held of record by the undersigned on October 3, 2003, at the Annual Meeting of Stockholders of Royal Gold, Inc. (the “Meeting”) which will be held on November 11, 2003, at the Wells Fargo Center, in the John D. Hershner Room, 1700 Lincoln Street, Denver, Colorado, at 9:30 A.M., or at any postponement or adjournment thereof.

The Board of Directors recommends a vote IN FAVOR OF proposals 1 and 2.

1.	PROPOSAL to elect as Class I Directors for a term of three years (term to expire in 2006) or until each such Director’s successor is elected and qualified, each of the following nominees:

FOR ALL NOMINEES LISTED (except as marked to the contrary)

WITHHOLD AUTHORITY to vote for all nominees listed

Stanley Dempsey	John W. Goth

INSTRUCTION: To withhold authority to vote for any single nominee, draw a line through the nominee’s name above.

2.	PROPOSAL to ratify the appointment of PricewaterhouseCoopers as independent auditors of the Company for the fiscal year ending June 30, 2004.

FOR	AGAINST	ABSTAIN

In their discretion, the Proxies are also authorized to vote all of the shares of the undersigned upon such other business as may properly come before the Meeting. Management and Directors are not currently aware of any other matters to be presented at the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

The undersigned acknowledges receipt of this Proxy and a copy of the Notice of Annual Meeting and Proxy Statement, dated October 10, 2003.

Dated

(Signature)

(Signature if Held Jointly)

Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign, date and return this Proxy promptly